UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 15, 2006
                                  -------------

                        MONADNOCK COMMUNITY BANCORP, INC.
                        ---------------------------------
             (Exact Name of Registrant as Specified in its Charter)

     Federal                           000-50810                42-1634975
-----------------------------     ---------------------     ------------------
(State or Other Jurisdiction)       Commission File No.)    (I.R.S. Employer
     of Incorporation)                                     Identification No.)


One Jaffrey Road, Peterborough, NH                           03458
----------------------------------                           -----
(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (603) 924-9654
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 15, 2006, Monadnock Community Bancorp, Inc. (the "Company") issued a press release disclosing that orders for approximately $3.9 million shares of common stock had been received in the subscription and community offerings portion of its second step conversion offering, which concluded on June 13, 2006. In addition, the Company announced that Ryan Beck & Co., Inc. had been authorized to proceed with a syndicated community offering of unsold shares of common stock, which is expected to commence on or about June 15, 2006 and expire early in the week of June 19, 2006. Finally, the Company stated that, subject to market conditions and regulatory approval, it anticipated completing the offering at no more than the maximum of the offering range. A copy of the press release is filed as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

        (a) Financial Statements of Businesses Acquired: None

        (b) Pro Forma Financial Information: None

        (c) Shell Company Transactions:  None

        (d) Exhibits:

              Exhibit 99.1: Press Release

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       MONADNOCK COMMUNITY BANCORP, INC.


DATE:  June 15, 2006                   By: /s/ Karl F. Betz
                                           ---------------------------------
                                           Karl F. Betz
                                           Senior Vice President and
                                           Chief Financial Officer

                                  EXHIBIT 99.1